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                                                                EXHIBIT 10.30(c)


                             TERM PROMISSORY NOTE

$929,000,000.00                                               New York, New York
                                                                November 5, 1998


     FOR VALUE RECEIVED, the undersigned, Fox Television Stations, Inc., a Delaware corporation (the "Promisor"), HEREBY PROMISES TO PAY to the order of News America Incorporated, a Delaware corporation with offices at 1211 Avenue of the Americas, New York, New York (the "Promisee"), (i) the principal sum of NINE HUNDRED TWENTY-NINE MILLION DOLLARS AND NO CENTS ($929,000,000.00) on June 30, 2003 (the "Maturity Date") and (ii) interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until such principal amount becomes due, accruing at the Adjusted Rate (as hereinafter defined). Interest shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1998 until the unpaid principal amount of this Term Promissory Note, together with all accrued and unpaid interest, has been paid in full. The "Adjusted Rate" means the average annual interest rate (the "News Rate") paid on the consolidated Long Term Debt (as hereinafter defined) of The News Corporation Limited, a South Australia corporation ("News Corporation"), during the prior full fiscal year of News Corporation. The Adjusted Rate shall initially be the News Rate for the fiscal year ended on June 30, 1998 and shall be adjusted commencing on July 1 of each year thereafter. The term "Long Term Debt" means debt instruments or obligations of News Corporation and its consolidated subsidiaries which have a maturity of greater than one year.

     Notwithstanding any other provision of this Term Promissory Note, the Promisor may, at its option, prepay this Term Promissory Note, in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of each prepayment on the amount prepaid.

     If (a) the Promisor shall fail to pay any principal of or interest on this Term Promissory Note when due (whether by scheduled maturity, acceleration, demand or otherwise), or (b) the Promisor shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Promisor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property; or the Promisor shall take any action to authorize or effect any of the actions set forth above in this clause (b); then the Promisee may, at its option,(i) declare the outstanding principal amount of the Term Promissory Note and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Term Promissory Note and all such other amounts (including accrued interest) shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and hereunder.
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     The Promisor agrees that all notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed or delivered to the Promisor at the address of the Promisor set forth next to its signature, or at such other address as may hereafter be specified by the Promisor to the Promisee (at its address set forth herein) in writing. All notices and communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier, and (ii) if delivered, upon delivery.

     No failure on the part of the Promisee to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Promisee preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Promisee. No amendment or waiver of any provision of this Term Promissory Note, nor consent to any departure by the Promisor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Promisee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     The Promisor hereby agrees to pay on demand all costs and expenses (including, without limitation, all fees and expenses of counsel to the Promisee) incurred by the Promisee in connection with the enforcement of the Promisee's rights, and the collection of all amounts due, hereunder.

     This Term Promissory Note shall be governed by and construed according to the internal laws of the State of New York without giving effect to conflicts of law principles. Any action arising out of or relating to this Term Promissory Note may, at the election of the Promisee, be brought and prosecuted only in that State, and in the event of such election, the Promisor hereby consents to the jurisdiction and venue of any courts in such jurisdiction and waives trial by jury.

                         FOX TELEVISION STATIONS, INC.



                         By:
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                                Name:
                                Title:

                         Address:

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                         Telephone:
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                         Telecopier:
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